PROSPECTUS SUPPLEMENT

(To the Prospectus Dated November 24, 2023)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-275559

180 Shares of Series A Convertible Preferred Stock

Up to 1,800,000 Shares of Common Stock underlying 180 Shares of Series A Convertible Preferred Stock

We are offering to a single institutional investor 180 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $10,000 per share, initially convertible into shares of common stock, par value $0.0001 per share, at a conversion price of $2.332 per share of common stock. The Series A Preferred Stock is also convertible at an adjusted conversion price, subject to a floor, as described under “Description of the Securities We Are Offering – Series A Preferred Stock. This offering also relates to the shares of common stock issuable upon conversion of the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus. The number of shares of common stock set forth on the cover page of this prospectus supplement is based on the floor price of $1.00 for the Series A Preferred Stock offered hereby.

In a concurrent private placement (the “Private Placement”), we are also initially selling to the investor at the initial closing of the Private Placement (i) 170 shares of Series A Preferred Stock at the same offering price as the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus, initially convertible into shares of common stock, at a conversion price of $2.332 per share of common stock and (ii) warrants (the “Private Placement Warrants”) to purchase up to an aggregate of 4,000 shares of Series A Preferred Stock (the “Private Placement Warrant Shares”), with an exercise price of $10,000 per share of Series A Preferred Stock, and a term of 33 months from the initial closing of the Private Placement. The terms of the Series A Preferred Stock offered by this prospectus and sold in the initial closing of the Private Placement have identical terms, other than a floor price of $0.424 for the shares of Preferred Stock issued in the Private Placement. In addition, upon receipt of Stockholder Approval (as defined below) and the effectiveness of a registration statement (the “Resale Registration”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), registering for resale the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock sold at the initial closing of the Private Placement and the Second Closing (as defined below), the investor shall be automatically required to purchase (the “Second Closing”) an additional 450 shares of Series A Preferred Stock (the “Second Closing Preferred Shares”). The Second Closing Preferred Shares shall be identical to the Series A Preferred Stock offered by this prospectus supplement and accompanying prospectus and sold in the initial closing of the Private Placement other than the conversion price and the floor price which will be determined as described under “Private Placement of Series A Preferred Stock and Warrants”. The shares of Preferred Stock issued in the Private Placement, the Private Placement Warrant Shares, the shares of our common stock issuable under the Series A Preferred Stock and Private Placement Warrants Shares issued in connection with the concurrent Private Placement are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Series A Preferred Stock and Warrants” for additional information.

Except to the extent we have obtained stockholder approval to comply with the applicable stockholder approval rules and regulations of the Nasdaq Stock Market (“Stockholder Approval”), the Series A Preferred Stock being offered by this prospectus supplement and the accompanying prospectus and in the Private Placement will not be convertible into shares of common stock in excess of 1,450,489 shares in the aggregate (the “Issuable Maximum”), which amount equals 19.99% of the number of shares of our common stock outstanding as of February 26, 2025. See “Description of the Securities We Are Offering – Series A Preferred Stock” and “Private Placement of Series A Preferred Stock and Warrants” for additional information.

You should read this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

We effected a 1-for-9 reverse stock split on November 22, 2024, pursuant to which every nine shares of our issued and outstanding common stock were converted into one share of common stock (the “Reverse Stock Split”). The Reverse Stock Split had no impact on the par value of our common stock or the authorized number of shares of our common stock. Unless otherwise indicated, all share and per share information in this prospectus supplement has been adjusted to reflect the Reverse Stock Split.

There is no established trading market for the Series A Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to list the Series A Preferred Stock on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The Private Placement Warrants being issued in the concurrent Private Placement are not listed on any securities exchange, and we do not expect to list the Private Placement Warrants. Our common stock is listed on The Nasdaq Capital Market under the symbol “DFLI” and our public warrants are listed on The Nasdaq Capital Market under the symbol “DFLIW”. On February 26, 2025, the closing price per share of our common stock was $2.12 and the closing price of our public warrants was $0.036.

As of February 26, 2025, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $20,933,890, which was calculated based on 5,409,274 shares of outstanding common stock held by non-affiliates and at a price per share of $3.87, the closing price of our common stock on January 6, 2025. In no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering) we have not previously offered and sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

We engaged Chardan Capital Markets, LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the Series A Preferred Stock offered in this offering.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 27, 2025, subject to the satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Series A Preferred Stock	Total
Offering Price	$10,000	$1,800,000
Placement Agent Fees (1)	$500	$90,000
Proceeds to us, before expenses (2)	$9,500	$1,710,000

(1)	Excludes any fees payable in the concurrent Private Placement. Includes a cash fee of 5.0% of the gross proceeds of this offering. We have also agreed to reimburse the placement agent for actual and reasonable out-of-pocket expenses. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the concurrent Private Placement or any exercise of the Private Placement Warrants being issued in the concurrent Private Placement.

Chardan Capital Markets, LLC

The date of this prospectus supplement is February 26, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “Company,” “we,” “us,” “our” or “ours” and any related terms refer to Dragonfly Energy Holdings Corp., a Nevada corporation, and its consolidated subsidiaries.

All trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our Series A Preferred Stock and the securities issuable upon conversion of the Series A Preferred Stock. Before buying the shares of Series A Preferred Stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the Series A Preferred Stock and the securities issuable upon conversion of the Series A Preferred Stock offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent (or any of our or its respective affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the placement agent are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying prospectus incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Dragonfly”, “Company”, “we”, “us”, “our” or similar references mean Dragonfly Energy Holdings Corp. and its subsidiaries on a consolidated basis.

On November 22, 2024, we effected a reverse stock split for our issued and outstanding common stock at a ratio of 1-for-9. All of our historical share and per share information related to issued and outstanding common stock and outstanding options and warrants exercisable for common stock included in this prospectus have been adjusted, on a retroactive basis, to reflect the reverse stock splits. See “Corporate Information.”

Overview

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that caters to customers in the consumer industry (including the recreational vehicle (“RV”), marine vessel, solar and off-grid industries), and industrial and energy storage markets, with proprietary, patented and disruptive battery cell manufacturing and non-flammable solid-state cell technology currently under development. We believe that the innovative design of our lithium-ion batteries is ideally suited for the demands of modern customers who rely on consumer electronics, connected devices and smart appliances that require continuous, reliable electricity, regardless of location.

We currently offer several lines of batteries across our “Battle Born” and “Dragonfly” brands, each differentiated by size, power and capacity, consisting of seven different models, which come with an option for internal heat for cold temperature operation or an option for wireless communication using our Dragonfly InelLigence feature. We primarily sell “Battle Born” branded batteries directly to consumers (“DTC”) and “Dragonfly” branded batteries to original equipment manufacturers (“OEMs”). Our RV OEM customers currently include Keystone, THOR Industries, Airstream, and REV, and we are in ongoing discussions with a number of additional RV OEMs to further increase adoption of our products.

To supplement our battery offerings, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers and other system accessories from brands such as Victron Energy, Progressive Dynamics, Magnum Energy and Sterling Power. In April 2022, we also acquired the assets, including the Wakespeed Offshore brand (“Wakespeed”) of Thomason Jones, allowing us to include our own alternator regulator in systems that we sell.

In addition, we have successfully developed innovative manufacturing processes for dry-electrode manufacturing of lithium-ion cells, and continue development efforts relating to next-generation solid-state technology. Since our inception, we have built a comprehensive patent portfolio around our proprietary dry electrode battery manufacturing process, which eliminates the use of harmful solvents and energy-intensive drying ovens compared to traditional methods. This translates to significant environmental and cost benefits, including reduced energy consumption, smaller space requirements, and a lower carbon footprint.

Moreover, our solid-state technology in development removes the need for a liquid electrolyte, thereby addressing safety concerns related to flammability. Our unique competitive edge lies in the combination of solid-state technology with its scalable dry-electrode manufacturing process. This enables the rapid production of cells having an intercalation anode (like graphite or silicon), unlike many competitors reliant on less stable lithium metal anodes. We believe this design offers superior cyclability and safety, serving as a key differentiator in the energy storage market. Furthermore, internal production of both conventional and solid-state cells streamlines our supply chain and enables vertical integration, ultimately driving down production costs. In October 2023, we announced the successful dry deposition of anode and cathode electrodes at scale using our patented battery manufacturing process. We have developed sample cells for prospective customers across a variety of chemistries and end-markets and are designing equipment for scaled production of full cells.

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Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

On November 22, 2024, we effected a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-9 (the “Reverse Stock Split”). Shares of common stock underlying outstanding stock options and other equity instruments convertible into common stock were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities in connection with the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of common stock resulting from the Reverse Stock Split were rounded up to the nearest whole number. All of our historical share and per share information related to issued and outstanding common stock and outstanding options and warrants exercisable for common stock included or incorporated by reference in this prospectus have been adjusted, on a retroactive basis, to reflect the Reverse Stock Split.

The mailing address of our principal executive office is 12915 Old Virginia Road, Reno, Nevada 89521, and our telephone number is (775) 622-3448. Our website is www.dragonflyenergy.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

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The Offering

Series A Preferred Stock Offered by Us	180 shares of Series A Preferred Stock. This prospectus also relates to the offering of shares of common stock issuable upon conversion of the Series A Preferred Stock.

Series A Preferred Stock	The Series A Preferred Stock will be convertible into shares of our common stock (subject to adjustment as provided in the Certificate of Designation of Rights and Preferences of the Series A Convertible Preferred Stock (the “Certificate of Designation”) and to the Beneficial Ownership Limitation (as defined herein) of 4.99%) at any time after the initial issuance date at the option of the holder, at an initial stated value of $10,000 per share of Series A Preferred Stock and a conversion price of $2.332, up to the Issuable Maximum until such time as we obtain Stockholder Approval. Such Issuable Maximum shall be applied collectively, when any conversions of Series A Preferred Stock are aggregated together with all shares of common stock issuable in respect of certain related transactions described herein, including the Private Placement. The Series A Preferred Stock is also convertible at an adjusted conversion price, subject to a floor price, and provides for dividends, payable quarterly in arrears in cash or shares of Series A Preferred Stock, at the dividend rate of 8% per annum, subject to adjustment, in each case as described herein. See “Description of Securities We Are Offering - Series A Preferred Stock” for a discussion of the terms of the Series A Preferred Stock and additional information.

Concurrent Private Placement	In the Private Placement, we are also initially selling to the investor at the initial closing of the Private Placement (i) 170 shares of Series A Preferred Stock at the same offering price as the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus, initially convertible into shares of common stock, at a conversion price of $2.332 per share of common stock and (ii) the Private Placement Warrants to purchase up to an aggregate of 4,000 Private Placement Warrant Shares, with an exercise price and term as described under “Private Placement of Series A Preferred Stock and Warrants”. The terms of the Series A Preferred Stock offered by this prospectus and sold in the initial closing of the Private Placement have identical terms, other than the floor price. In addition, upon receipt of Stockholder Approval and the effectiveness of the Resale Registration under the Securities Act, the investor shall be automatically required to purchase at the Second Closing an additional 450 shares of Series A Preferred Stock. The Second Closing Preferred Shares shall be identical to the Series A Preferred Stock offered by this prospectus supplement and accompanying prospectus and sold in the initial closing of the Private Placement other than the conversion price and the floor price, which will be determined as described under “Private Placement of Series A Preferred Stock and Warrants”. The shares of Preferred Stock issued in the Private Placement, the Private Placement Warrant Shares, the shares of our common stock issuable under the Series A Preferred Stock and Private Placement Warrants Shares issued in connection with the concurrent Private Placement are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Series A Preferred Stock and Warrants” for additional information.

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Shares of common stock outstanding before this offering and the Private Placement	7,256,076 shares of common stock.

Shares of common stock to be outstanding after this offering and the initial closing of the Private Placement	8,756,933 shares of common stock, assuming that all shares of Series A Preferred Stock offered by this prospectus and sold at the initial closing of the Private Placement are converted into shares of common stock at the initial conversion price.

Use of proceeds

We intend to use the aggregate net proceeds from this offering for working capital and other general corporate purposes, subject to certain limitations under the Securities Purchase Agreement we entered into with the investor on February 26, 2025 (the “Purchase Agreement”).

See “Use of Proceeds” on page S-12 of this prospectus supplement for additional information.

Nasdaq symbol	Our common stock is currently listed on The Nasdaq Capital Market under the symbol “DFLI” and our public warrants are currently listed on The Nasdaq Capital Market under the symbol “DFLIW.”

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

Listing	There is no established public trading market for the Series A Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Preferred Stock on The Nasdaq Capital Market or on any national securities or other national recognized trading system.

There were no shares of Series A Preferred Stock outstanding as of February 26, 2025.

The above discussion is based on 7,256,076 shares of our common stock outstanding as of February 26, 2025 and excludes up to:

●	2,777,778 shares of common stock reserved for issuance in the event of certain financial achievements per our $75,000,000 term loan (the “Term Loan”);
●	1,213,768 shares of common stock issuable upon exercise of public warrants outstanding as of February 26, 2025, with an exercise price of $103.50 per share;
●	1,741,942 shares of common stock issuable upon exercise of penny warrants outstanding as of February 26, 2025, with a weighted average exercise price of $0.06 per share;
●	1,300,240 shares of common stock issuable upon exercise of certain warrants outstanding as of February 26, 2025, with a weighed average exercise price of $18.22 per share;
●	163,567 shares of common stock underlying outstanding options as of February 26, 2025, with a weighted average exercise price of $25.67 per share; and
●	335,016 shares of common stock underlying outstanding restricted stock units as of February 26, 2025.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the Private Placement Warrants sold in the concurrent Private Placement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Series A Preferred Stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to this Offering

Investors in this offering will suffer immediate and substantial dilution as a result of this offering.

Because the effective offering price per common share is higher than the as adjusted net tangible book value per share of common stock after giving effect to this offering, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.” Investors in this offering will also be subject to increased dilution upon the exercise of outstanding stock options and warrants.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the effective offering price per share of common stock in this offering. Subject to the restrictions set forth in the Certificate of Designation and the Purchase Agreement, we may sell shares or other securities in any other offering at a price per share that is less than the effective offering price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering (on a fully-converted basis). Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Upon Stockholder Approval and the effectiveness of the Resale Registration under the Securities Act, the shares of common stock issuable upon conversion of the Series A Preferred Stock and the Private Placement Warrant Shares underlying the Private Placement Warrants issued in the Private Placement will be freely tradable without restriction under the Securities Act. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time.

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Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of common stock upon the conversion of the Series A Preferred Stock, especially since the Series A Preferred Stock has fluctuating conversion rates that are set at a discount to the market price of our common stock during the period immediately prior to conversion.

We have raised approximately $3.5 million in financing through the issuance of, among other securities, shares of Series A Preferred Stock in this offering and the initial closing of the concurrent Private Placement, and expect to issue an additional $4.5 million of additional shares of Series A Preferred Stock upon Stockholder Approval and the effectiveness of the Resale Registration and may issue additional shares of Series A Preferred Stock upon exercise of the Private Placement Warrants for up to $40,000,000. The shares of Series A Preferred Stock are convertible into shares of our common stock, subject to certain conditions and limitations, at the lesser of (i) the applicable conversion price and (ii) 90% of the lowest VWAP during the 10 trading days prior to exercise, subject to the floor price set forth in the Series A Preferred Stock. This could result in material dilution to our existing stockholders. Because the conversion price is based upon a discount to the trading price of our common stock at the time of conversion, the number of shares into which the Series A Preferred Stock may be converted may increase without an upper bound, subject to the floor price of the respective series of the Series A Preferred Stock. See “Description of the Securities We are Offering.” If the trading prices of our common stock is low when the conversion price of the Series A Preferred Stock is determined, we would be required to issue a greater number of shares of common stock to the holder, which could cause substantial dilution to our stockholders. In addition, if the holder of the Series A Preferred Stock converts and then sells our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price in the market significantly. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares of common stock we will have to issue upon conversion, resulting in further dilution to our stockholders. Market price-based conversion formulas, like the one contained in the Series A Preferred Stock can lead to dramatic stock price reductions and corresponding negative effects on both us and our stockholders.

There is no public market for the Series A Preferred Stock being offered by us in this offering.

There is no established public trading market for the Series A Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Preferred Stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series A Preferred Stock will be limited.

Holders of the Series A Preferred Stock offered hereby will have no rights as common shareholders with respect to the common stock underlying the Series A Preferred Stock until such holders convert such Series A Preferred Stock and acquire our common stock.

Until holders of the Series A Preferred Stock acquire our common stock upon exercise thereof, such holders will have no rights with respect to the common stock underlying such Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion date.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds received by us from this offering for working capital and other general corporate purposes, subject to certain limitations under the Purchase Agreement. See “Use of Proceeds” for additional information. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The market price of our common stock may be volatile which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.

You may be unable to sell your shares of common stock at or above the offering price. The market price for our common stock has been and may continue to be volatile and subject to wide fluctuations in response to factors including the following:

●	sales or potential sales of substantial amounts of our common stock;

●	actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

●	developments concerning our licensors or product manufacturers;

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●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

●	conditions in the energy storage and transportation industries;

●	governmental regulation and legislation;

●	variations in our anticipated or actual operating results;

●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations; foreign currency values and fluctuations; and

●	overall economic conditions.

Many of these factors are beyond our control. The stock markets in general has historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

Shareholders will experience dilution by exercises of outstanding warrants and options.

As of February 26, 2025, there were (i) 1,213,768 shares of common stock issuable upon exercise of outstanding public warrants with an exercise price of $103.50 per share; (ii) 1,741,942 shares of common stock issuable upon exercise of outstanding penny warrants, with a weighted average exercise price of $0.06 per share; (iii) 1,300,240 shares of our common stock issuable upon the exercise of certain outstanding warrants, with a weighted average exercise price of $18.22 per share, and options to purchase an aggregate of up to 163,567 shares of our common stock, with a weighted average exercise price of $25.67 per share.

The exercise of such warrants and options will result in dilution of your investment. As a result of this dilution, you may receive significantly less than the full purchase price you paid for our securities in the event of liquidation.

Risks Related to the Series A Preferred Stock

After this offering, we will have Series A Preferred Stock outstanding. Our articles of incorporation authorizes our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors (the “Board”) has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval.

After the offering pursuant to this prospectus supplement and accompanying prospectus and the initial closing of the Private Placement, we will initially have 350 shares of Series A Preferred Stock outstanding, with a stated value of $10,000 (the “Series A Stated Value”) per share, which will be initially convertible, subject to the Beneficial Ownership Limitation and the Issuable Maximum (such Issuable Maximum applied collectively when any conversions of Series A Preferred Stock are aggregated together with all shares of common stock issuable in respect of certain related transactions described herein), at the holder’s option at any time, into shares of common stock at a conversion price of $2.332, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Certificate of Designation. The Series A Preferred Stock is also convertible at an adjusted conversion price, subject to a floor, as set forth in the Certificate of Designation.

Our Series A Preferred Stock gives its holders, subject to the preference and priority to the holders of our common stock, the preferred right to receive dividends, commencing from the date of issuance of the Series A Preferred Stock. The Series A Preferred Stock provides for dividends, payable quarterly in arrears in cash or shares of Series A Preferred Stock, at the dividend rate of 8% per annum. See “Description of Securities We Are Offering - Series A Preferred Stock” for additional information.

Under the Certificate of Designation, each share of Series A Preferred Stock carries a liquidation preference equal to the greater of (A) the Conversion Amount, as defined in the Certificate of Designation, of such Series A Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Stock into common stock immediately prior to the date of such payment.

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Our obligations to the holders of the Series A Preferred Stock could limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition and hinder the accomplishment of our corporate goals.

In addition to the Series A Preferred Stock, our Board could authorize the issuance of additional series of preferred stock with such rights preferential to the rights of our common stock, including the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

You will have no rights with respect to our common stock until your shares of Series A Preferred Stock are converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any, prior to the conversion date with respect to a conversion of the Series A Preferred Stock, but your investment in the Series A Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our articles of incorporation or our bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions, unless it would adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock, even if your Series A Preferred Stock has been converted into shares of our common stock prior to the effective date of such change.

Conversion and exercise, as applicable, of certain of the shares of Series A Preferred Stock and Private Placement Warrants are contingent upon stockholder approval.

To ensure that we have a sufficient number of authorized shares of common stock to cover all of the shares of common stock issuable upon conversion of the Series A Preferred Stock issuable pursuant to this offering and the concurrent Private Placement and upon the exercise in full of all of the Private Placement Warrants issued in the concurrent Private Placement, we have agreed to seek stockholder approval for an increase in the number of authorized shares of common stock from 250,000,000 to 400,000,000.

In addition, pursuant to Nasdaq Listing Rule 5635, stockholder approval is required for the issuance of any shares of common stock in excess of 1,450,489 shares of common stock in the aggregate, referred to herein as the “Issuable Maximum,” which amount is equal to 19.99% of the shares of common stock issued and outstanding on February 26, 2025. We will apply the Issuable Maximum collectively, with conversions processed in the order in which we receive them, aggregating shares of common stock issuable upon conversion of Series A Preferred Stock together with all shares of common stock issuable upon conversion of any securities issued in certain related transactions to this offering and the Private Placement.

Accordingly, we are required pursuant to the Purchase Agreement relating to this offering and the concurrent Private Placement to hold a meeting of our stockholders within 60 days after the closing date for this offering (the “Meeting Deadline”) to seek approval for (i) the issuance, upon conversion of the Series A Preferred Stock, of the number of shares of common stock which would exceed the Issuable Maximum (the “Nasdaq Approval”), and (ii) an increase in the number of authorized shares of common stock from 250,000,000 to 400,000,000 (the “Authorized Share Approval” and, together with the Nasdaq Approval, the “Stockholder Approval”).

Our stockholders may reject such proposals, which could delay or prevent the ability of holders to convert all of their shares of Series A Preferred Stock into shares of common stock.

In the event the Stockholder Approval is not received on or prior to the Meeting Deadline, we must hold an additional meeting of our stockholders every sixty (60) days thereafter until the Stockholder Approval is obtained.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, liquidity, future revenue, projected expenses, results of operations, expectations concerning the timing and our ability to commence and subsequently report data from planned non-clinical studies and clinical trials, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus or that we may file with the SEC in the future. These factors include, but are not limited to:

●	our ability to successfully increase market penetration into target markets;

●	the addressable markets that we intend to target do not grow as expected;

●	the potential for events or circumstances that result in our failure to timely achieve the anticipated benefits of our customer arrangements with THOR Industries and its affiliate brands (including Keystone RV Company (“Keystone”)), including Keystone’s decision in July 2023, that, due to weaker demand for its products and its subsequent focus on reducing costs, it would no longer install our storage solutions as standard equipment, but rather return to offering those solutions as an option to dealers and consumers;

●	our ability to generate revenue from future product sales and our ability to achieve and maintain profitability;

●	our ability to maintain the listing of our common stock and public warrants on The Nasdaq Capital Market;

●	our ability to raise additional capital to fund our operations;

●	the loss of any members of our senior management team or other key personnel;

●	the loss of any relationships with key suppliers, including suppliers in China;

●	the loss of any relationships with key customers;

●	our ability to protect our patents and other intellectual property;

●	our ability to engage target customers and successfully retain these customers for future orders;

●	the failure to successfully optimize solid-state cells or to produce commercially viable solid-state cells in a timely manner or at all, or to scale to mass production;

●	the failure to produce lithium battery cells in the United States in a timely manner or at all, or to scale to mass production;

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●	the failure to timely achieve the anticipated benefits of our recent licensing arrangement with Stryten Energy LLC;

●	changes in applicable laws or regulations, including changes in the rates of tariffs or any adjustments to the amounts payable by us to customs as a result of improperly identifying the applicable tariff rate payable on our products;

●	the possibility that we may be adversely affected by other economic, business and/or competitive factors (including an economic slowdown or inflationary pressures);

●	our ability to sell the desired amounts of shares of common stock at desired prices under our committed equity facility;

●	the accuracy of our projections and estimates regarding our expenses, capital requirements, cash utilization, and need for additional financing;

●	developments relating to our competitors and our industry;

●	the reliance on two suppliers for our lithium iron phosphate cells and a single supplier for the manufacture of our battery management system;

●	our current dependence on one manufacturing facility;

●	the potential impact of geopolitical events, including the Russia-Ukraine conflict and Hamas’ attack on Israel, and their effects on our operations; and

●	other factors discussed under the section “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. You are advised to consult any further disclosures we make on related subjects in our future public filings.

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USE OF PROCEEDS

The gross proceeds to us in this offering and the initial closing of the concurrent Private Placement, in the aggregate, will be $3.5 million. We estimate that the net proceeds to us from this offering and the concurrent Private Placement, in the aggregate, after deducting placement agent fees and paying estimated offering expenses payable by us, and excluding the proceeds we may receive from the Second Closing or the exercise of the Private Placement Warrants, will be approximately $3.2 million.

We intend to use the net proceeds both from this offering and from the concurrent Private Placement for working capital and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds, subject to the restrictions under the Purchase Agreement. We may temporarily invest funds that we do not immediately need for these purposes in investment securities.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Net historical tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2024. Our historical net tangible book value as of September 30, 2024 was $(0.3) million, or $(0.04) per share of common stock.

As adjusted net book value is our net tangible book value, plus the effect of the sale of the Series A Preferred Stock sold in this offering and in the initial closing of the concurrent Private Placement at $10,000 per share, convertible at the conversion price of $2.332, assuming the conversion in full of the 350 shares of Series A Preferred Stock into an aggregate of 1,500,857 shares of common stock immediately upon issuance without giving effect to the limitations on issuance above the Issuable Maximum and the Beneficial Ownership Limitation, but no exercise of any related Private Placement Warrants, resulting in the effective offering price per share of common stock of $2.33 per share, and after deducting placement agent fees and estimated expenses payable by us. Our as adjusted net book value as of September 30, 2024 would have been approximately $2.8 million, or $0.33 per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.37 per share to our existing stockholders, and an immediate dilution of $2.00 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the effective offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Effective offering price per share		$2.33
Historical net tangible book value per share as of September 30, 2024	$(0.04)
Increase in net tangible book value per share as of September 30, 2024, attributable to new investor	$0.37
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering and the concurrent Private Placement		$0.33
Dilution of as adjusted net tangible book value per share to new investor		$2.00

The above discussion and table are based on 6,974,221 shares of common stock outstanding on September 30, 2024 and excludes up to:

●	2,777,778 shares of common stock reserved for issuance in the event of certain financial achievements per our $75,000,000 Term Loan;

●	1,213,768 shares of common stock issuable upon exercise of public warrants outstanding as of September 30, 2024, with an exercise price of $103.50 per share;

●	1,061,567 shares of common stock issuable upon exercise of penny warrants outstanding as of September 30, 2024, with an exercise price of $0.09 per share;

●	1,300,240 shares of common stock issuable upon exercise of certain warrants outstanding as of September 30, 2024, with a weighed average exercise price of $18.22 per share;

●	194,299 shares of common stock underlying outstanding options as of September 30, 2024, with a weighted average exercise price of $23.67 per share; and

●	343,778 shares of common stock underlying outstanding restricted stock units as of September 30, 2024.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our Series A Preferred Stock to purchase shares of common stock (and the shares of common stock issuable from time to time upon conversion of the Series A Preferred Stock).

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “DFLI.” Our transfer agent is Equiniti Trust Company, LLC.

Series A Preferred Stock

The following is a summary of the material terms and provisions of the Series A Preferred Stock that are being offered. This summary is subject to and qualified in its entirety by the Certificate of Designation, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering.

We have designated 5,000 shares as Series A Preferred Stock.

General. Each share of Series A Preferred Stock has a stated value of $10,000 per share (the “Series A Stated Value”) and, when issued, the Series A Preferred Stock will be fully paid and non-assessable.

Ranking. The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of our capital stock, unless the Required Holder (as defined in the Certificate of Designation) consents to our creation of other capital stock that is senior or equal in rank to the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to receive dividends, commencing from the date of issuance of the Series A Preferred Stock, payable in cash and/or shares of Series A Preferred Stock at our election. Unless we notify the holders otherwise, such dividends will be paid in kind by increasing the amount of the Series A Stated Value for the applicable shares of Series A Preferred Stock on each dividend date by the applicable dividend amount. Such dividends are payable quarterly in arrears on the first trading day of each fiscal quarter commencing on the first trading day of the initial fiscal quarter after the date of issuance, at the dividend rate of 8% per year (the “Dividend Rate”). Upon the occurrence and continuation of a Triggering Event (as defined in the Certificate of Designation), the Dividend Rate will increase to the lesser of 18% per year or the maximum rate permitted under applicable law until such Triggering Event has been cured or has ceased.

Conversion Rights.

Conversion at Option of Holder. At any time from and after the first date of issuance of any shares of Series A Preferred Stock, subject to the Beneficial Ownership Limitation (as defined below) and the Issuable Maximum, each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at any time at such holder’s option at any time, into common stock at a conversion rate equal to the quotient of (i) the Conversion Amount (as defined below) divided by (ii) the Conversion Price (as defined below), subject to the Floor Price (as defined below). The initial “Conversion Price” for the shares of Series A Preferred Stock issued pursuant to this prospectus supplement and accompanying prospectus is $2.332 per share (the “Initial Conversion Price”), subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions and further adjustment, including full ratchet antidilution, as set forth in the Certificate of Designation.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, we have the right, at any time, with the written consent of the Required Holder, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Board.

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Alternate Conversion at the Holder’s Election. At the holder’s option, at any time, the holder may convert (an “Alternate Conversion”) some or all of such holder’s Series A Preferred Shares at a conversion price equal to the lower of (i) the applicable Conversion Price as in effect on the date of such Alternate Conversion, and (ii) the greater of (x) the Floor Price (as defined below) and (y) 90% of the lowest VWAP (as defined in the Certificate of Designation) of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice as set forth in the Certificate of Designation.

With respect to each share of Series A Preferred Stock, as of the applicable date of determination, the “Conversion Amount” is equal to the sum of (1) 120% of (i) the Series A Stated Value plus (ii) all declared and unpaid dividends on such shares as of such date of determination plus (2) any other amounts thereon owed to such holder, pursuant to the Certificate of Designation or any other Transaction Document (as defined in the Certificate of Designation) that have not otherwise been paid or satisfied.

The “Floor Price” is equal to (i) for any Series A Preferred Stock offered pursuant to this prospectus, $1.00, (ii) for any Series A Preferred Stock sold in the initial closing of the Private Placement, $0.424 (20% of the Nasdaq Minimum Price of the common stock (as defined by Nasdaq) as of the trading day prior to execution of the Purchase Agreement), and (iii) for any Series A Preferred Stock issued after the initial closing of the Private Placement, including the Second Closing, 20% of the Nasdaq Minimum Price of the common stock as of the trading day ended immediately prior to the date the shares of Series A Preferred Stock are issued; provided, that if the Floor Price then in effect is higher than the Adjusted Floor Price (as defined in the Certificate of Designation) on any date following the six month anniversary of the initial date of issuance of the Series A Preferred Stock, then the Required Holder may elect to reduce the Floor Price to the Adjusted Floor Price, subject to approval of Nasdaq. The Floor Price and the Adjusted Floor Price are each subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Other Adjustments. Until we have obtained the Stockholder Approval, we may not issue, upon conversion of the Series A Preferred Stock and certain related transactions, a number of shares of common stock which would exceed the Issuable Maximum of 1,450,489, the amount equal to 19.99% of the number of shares of our common stock outstanding as of February 26, 2025. The Issuable Maximum shall be applied collectively, when any conversions of Series A Preferred Stock are aggregated together with all shares of Common Stock issuable upon conversion or exchange of any securities issued in certain related transactions to this offering and the Private Placement.

If, at any time on or after the date of the Purchase Agreement, we issue any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

Purchase Rights. If at any time we grant, issue or sell any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price, subject to the Beneficial Ownership Limitation.

Liquidation Preference. Each share of Series A Preferred Stock carries a liquidation preference equal to the greater of (A) the Conversion Amount of such Series A Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Stock into common stock immediately prior to the date of such payment.

Mandatory Redemption Triggering Event. Upon any Mandatory Triggering Event (as defined in the Certificate of Designation), we shall immediately redeem in cash all amounts due under the Series A Preferred Stock at a redemption price equal to the Conversion Amount to be redeemed.

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Voting Rights. The holders of the Series A Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock, except as provided in the Certificate of Designation (or as otherwise required by applicable law). We may not take the following actions without the prior consent of the Required Holder: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event (as defined in the Certificate of Designation) senior to, or otherwise pari passu with, the Series A Preferred Stock, or any junior stock that has a maturity date or other date requiring redemption or repayment of such shares of junior stock that is prior to the 91st calendar day after the date no shares of Series A Preferred Stock remain outstanding, (c) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (d) increase or decrease the number of authorized shares of Series A Preferred Stock, (e) pay dividends or make any other distribution on any shares of common stock, (f) purchase or redeem any capital stock junior to the Series A Preferred Stock, (g) issue any shares of Series A Preferred Stock other than as contemplated by the Certificate of Designation, Purchase Agreement or Private Placement Warrants or (g) otherwise circumvent a right of the Series A Preferred Stock set forth under the Certificate of Designation.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange such holder’s shares of Series A Preferred Stock for consideration equal to the Conversion Amount (or (1) the Series A Stated Value thereof plus (2) all declared and unpaid dividends on such shares as of such date of determination plus (3) any other amounts thereon owed to such holder, pursuant to the Certificate of Designation or any other Transaction Document that have not otherwise been paid or satisfied, in the case of any shares of Series A Preferred Stock funded following the Announcement Time (as defined in the Certificate of Designation) but prior to the date of the change of control.

Company Optional Redemption. Under the Certificate of Designation, we have the right, at any time, to redeem all or part of the then outstanding shares of Series A Preferred Stock (a “Company Optional Redemption”) by delivering a written notice to each holder of Series A Preferred Stock (such delivery date, the “Company Optional Redemption Notice Date”). The shares of Series A Preferred Stock subject to redemption will be redeemed by us in cash at a price equal to the Conversion Amount, subject in certain instances at a price equal to the Stated Value, being redeemed as of the Company Optional Redemption Notice Date. If a Triggering Event has occurred and is continuing on the date the Company Optional Redemption takes effect, such price will equal the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Notice Date and (ii) the product of (1) the Conversion Rate (as defined in the Certificate of Designation) with respect to the Conversion Amount being redeemed as of such date multiplied by (2) the average of the five (5) highest daily VWAPs of the common stock during the period beginning on the date preceding such Company Optional Redemption Notice Date and ending on the trading day immediately prior to the date we make the entire payment required.

Fundamental Transactions. The Certificate of Designation prohibits us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) assume in writing all of our obligations under the Certificate of Designation and the other Transaction Documents or otherwise redeem the then outstanding Series A Preferred Stock in full.

Covenants. The Certificate of Designation contains a variety of obligations on our part not to engage in specified activities. In particular, the Company will not, and will cause our subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of our capital stock (other than as required under the Certificate of Designation) and will not incur any indebtedness (other than Permitted Indebtedness, as defined in the Purchase Agreement), enter into any transactions with Affiliates, or incur any liens, in each case without the prior written consent of the Required Holder and subject to certain exceptions, as applicable. In addition, we will not issue any shares of Series A Preferred Stock or issue any other securities (other than certain securities) that would cause a breach or default under the Certificate of Designation or any securities at a price less than the lowest Floor Price then in effect.

Reservation Requirements. So long as any Series A Preferred Stock remains outstanding, we have agreed to at all times reserve at least 100% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

Beneficial Ownership Limitation. Each holder of Series A Preferred Stock is restricted from acquiring shares of common stock upon conversion thereof that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”).

Fractional Shares. No fractional shares of common stock will be issued upon conversion of the Series A Preferred Stock. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Listing on The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “DFLI.” There is no established public trading market for the Series A Preferred Stock, and we do not expect a market to develop. We do not plan on making an application to list the Series A Preferred Stock on The Nasdaq Capital Market, any securities exchange or any recognized trading system.

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PRIVATE PLACEMENT OF SERIES A PREFERRED STOCK AND WARRANTS

Concurrently with this offering and pursuant to the terms of the Purchase Agreement between us and the investor, we are also selling to the investor at the initial closing of the Private Placement 170 shares of Series A Preferred Stock at the same offering price as the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus and Private Placement Warrants to purchase an aggregate of up to 4,000 shares of Series A Preferred Stock, with an exercise price equal to $10,000 per share. In addition, upon receipt of Nasdaq Approval and the effectiveness of the Resale Registration, the investor shall be automatically required to purchase at the Second Closing an additional 450 shares of Series A Preferred Stock. The Second Closing Preferred Shares shall be identical to the Series A Preferred Stock other than the conversion price and the floor price which will be determined as described in this prospectus supplement. The Series A Preferred Stock, the Private Placement Warrants, the shares of our common stock issuable under the Series A Preferred Stock and Private Placement Warrants Shares issued in connection with the concurrent Private Placement, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Series A Preferred Stock

See “Description of the Securities We Are Offering – Series A Preferred Stock” for a description of the Series A Preferred Stock. The Series A Preferred Stock issued in the concurrent Private Placement are issued on the same terms and conditions as the Series A Preferred Stock offered by this prospectus, except that (i) the “Conversion Price” of the Series A Preferred Stock funded on the Second Closing shall equal the lower of (x) the Initial Conversion Price and (y) 110% of the last closing trade price (the “Closing Sale Price”) on the trading day immediately preceding the Second Closing, and (ii) the “Conversion Price” of the Series A Preferred Stock issued upon exercise of a Private Placement Warrant, including pursuant to the “Call Right” described below (the “Conversion Shares”), shall equal the lower of (x) the Initial Conversion Price and (y) 110% of the last Closing Sale Price on the trading day immediately preceding the delivery or deemed delivery of the applicable Exercise Notice or Call Notice (each as defined below) as the case may be (the “Notice Delivery Date”).

In addition, in the event certain equity conditions specified in the Private Placement Warrant are not met on the applicable Funding Date (as defined below) and the Private Placement Warrant is exercised by the holder, (i) the “Conversion Price” of the Conversion Shares shall equal the lower of (A) $3.50 and (B) 110% of the Closing Sale Price on the trading day immediately preceding the Notice Delivery Date; and (ii) the “Conversion Price” of the Conversion Shares at any time following the Registration Effectiveness Date (as defined below) when the Closing Sale Price exceeds $10.00 for twenty (20) consecutive trading days shall equal 110% of the Closing Sale Price on the trading day immediately preceding the Notice Delivery Date, in each case, subject to adjustment.

Private Placement Warrants

The following is a summary of the material terms and provisions of the Private Placement Warrants that are being offered in the concurrent Private Placement. This summary is subject to and qualified in its entirety by the form of Private Placement Warrant, which has been provided to the investor in this offering and the concurrent Private Placement and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the initial closing of the Private Placement.

Duration and Exercise Price. The exercise price under each Private Placement Warrant will be $10,000 per share of Series A Preferred Stock. The Private Placement Warrants will have a term beginning on the issuance date and ending on or prior to the earlier of (i) the thirty-three (33) month anniversary of the date the shares of common stock issued or issuable upon the conversion of the Series A Preferred Stock issued in this offering and in the concurrent Private Placement are registered for resale pursuant to an effective registration statement (such date, the “Registration Effectiveness Date”) and (ii) (A) the consummation of a Change of Control (as defined in the Certificate of Designation) and (B) the consummation of a redemption of the then outstanding Series A Preferred Stock in full (the “Termination Date”). The exercise price and number of shares of Series A Preferred Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The Private Placement Warrants will be issued in certificated form only.

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Call Right. If, no earlier than two (2) months following (1) the Registration Effectiveness Date and (2) the most recent call or exercise of a Private Placement Warrant (but excluding any partial exercises of such Private Placement Warrant by the holder prior to the holder’s receipt of a Call Notice (as defined below)) (each, a “Funding Date”), (i) the VWAP for each of twenty (20) trading days (the “Measurement Period”) exceeds $3.00, (ii) the average daily volume for such Measurement Period exceeds $300,000 per trading day, (iii) the aggregate stated value of the outstanding Series A Preferred Stock is less than or equal to $1,500,000, (iv) the Private Placement Warrant Shares are registered for resale pursuant to an effective registration statement and (v) there has not been an Equity Conditions Failure (as defined below), then we may, within one (1) trading day of the end of such Measurement Period, require the holder to exercise in part or in full the number of shares of Series A Preferred Stock set forth in an irrevocable written notice (a “Call Notice”) for consideration equal to the applicable number of Series A Preferred Stock issuable upon exercise of the Private Placement Warrants.

Exercisability. Subject to the call right described above, the Private Placement Warrants will be exercisable at any time after the date of issuance prior to the Termination Date, at the option of each holder, in full or in increments of $500,000, by delivering to us a duly executed exercise notice (an “Exercise Notice”) (such delivery date, the “Exercise Date”) and (ii) payment in full for the number of shares of Series A Preferred Stock purchased upon such exercise within two trading days of the Exercise Date.

Transferability. In accordance with its terms and subject to applicable laws, a Private Placement Warrant may be transferred at the option of the holder upon surrender of the Private Placement Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional shares of Series A Preferred Stock will be issued upon the exercise of the Private Placement Warrants.

Trading Market. There is no established trading market for the Private Placement Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Private Placement Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Private Placement Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such time, if any, that the Private Placement Warrant holders exercise their warrants for Private Placement Warrant Shares and subsequently convert such Private Placement Warrant Shares into shares of common stock.

Amendment and Waiver. A Private Placement Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder of the Private Placement Warrant.

Registration Rights

Pursuant to the Registration Rights Agreement entered into with the investor in connection with this offering and the concurrent Private Placement (the “Registration Rights Agreement”), within 50 calendar days following the closing of this offering and the initial closing of the Private Placement, we are required to file a registration statement to register the shares of common stock issuable upon: (i) the conversion of the Series A Preferred Stock sold in the Private Placement, and (ii) the conversion of the Private Placement Warrant Shares, subject to adjustment in the number of shares between us and the investor; and to cause such and to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 75 days following the closing date of this offering (or 120 days if such registration statement is subject to SEC review).

We have agreed to use our best efforts to keep the Registration Statement of which this prospectus supplement forms a part and any resale registration statement continuously effective under the Securities Act until the date that all shares of Series A Preferred Stock, including the Private Placement Warrant Shares (collectively, the “Registrable Securities”) covered by this prospectus supplement or such resale registration statement, as applicable, have been sold or are otherwise able to be sold pursuant to Rule 144, in each case subject to certain exceptions and any restrictions pursuant to Rule 415. We will be subject to certain penalties in the event we do not satisfy our obligations under the Registration Rights Agreement. In addition, holders of Series A Preferred Stock will be entitled to certain piggyback registration rights in the event there is not an effective registration statement on file covering the Registrable Securities as set forth in the Registration Rights Agreement and such Registrable Securities are not otherwise eligible for resale under Rule 144 without restriction.

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This summary is subject to and qualified in its entirety by the Registration Rights Agreement, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the initial closing of the Private Placement.

Purchase Agreement Covenants

Pursuant to Nasdaq Listing Rule 5635, stockholder approval is required for the issuance of any shares of common stock in excess of the Issuable Maximum, or 1,450,489 shares of common stock in the aggregate, to be applied collectively, with conversions processed in the order in which we receive them, aggregating shares of common stock issuable upon conversion of Series A Preferred Stock together with all shares of common stock issuable upon conversion of any securities issued in certain related transactions to this offering and the Private Placement.

In addition, to ensure we have a sufficient number of authorized shares of common stock to cover all of the shares of common stock issuable upon the conversion of the Series A Preferred Stock issued, or obtained through exercise in full of all of the Private Placement Warrants, in the concurrent Private Placement, we have agreed to seek stockholder approval for an increase in the number of authorized shares of common stock from 250,000,000 to 400,000,000.

Accordingly, we are required pursuant to the Purchase Agreement relating to this offering and the concurrent Private Placement to hold a meeting of our stockholders not later than sixty (60) days after the closing date of this offering to seek the Stockholder Approval for (i) the issuance, upon conversion of the Series A Preferred Stock, of the number of shares of common stock which would exceed the Issuable Maximum, and (ii) an increase in the number of authorized shares of common stock from 250,000,000 to 400,000,000. In the event the Stockholder Approval is not received on or prior to the Meeting Deadline, we must hold an additional meeting of our stockholders every sixty (60) days thereafter until the Stockholder Approval is obtained. Until we receive the Stockholder Approval, the Private Placement Warrant Shares will not be exercisable.

Pursuant to the Purchase Agreement, we entered into a support agreement with the stockholder of the Company signatory thereto that hold in excess of 20% of our voting stock as of the date of the Purchase Agreement, by which such stockholder agreed to vote in favor of a proposal to obtain the Stockholder Approval and to vote against any proposal that would result in the breach of any representation or warranty under the Transaction Documents, or otherwise result in any of our obligations under the Transaction Documents from being fulfilled.

The Purchase Agreement also includes customary affirmative and negative covenants with respect our operation of the business, reservation of shares as well as a variety of obligations on our part not to engage in certain transactions or activities, including effecting variable rate transactions, certain issuances of additional securities, and the filing of additional registration statements not related to the Series A Preferred Stock, in each case during the periods specified and subject to limited exceptions set forth in the Purchase Agreement. We will be obligated to make certain payments in the event we do not satisfy our obligations under the Purchase Agreement.

This summary is subject to and qualified in its entirety by the Purchase Agreement, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the initial closing of the Private Placement.

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PLAN OF DISTRIBUTION

Pursuant to a letter agreement dated as of February 3, 2025, we have retained Chardan Capital Markets, LLC (“Chardan”), to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Chardan is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. The terms of this offering were subject to market conditions and negotiations between us, Chardan and the prospective investor.

We are entering into the Purchase Agreement, directly with a single institutional investor in connection with this offering of the Series A Preferred Stock pursuant to this prospectus, and we will only sell to the investor who has entered into the Purchase Agreement with us.

Chardan will have no authority to bind us by virtue of the engagement letter. Further, Chardan does not guarantee that it will be able to raise new capital in any prospective offering.

Delivery of the securities offered hereby is expected to occur on or about February 27, 2025, subject to satisfaction or waiver of customary closing conditions.

Commission and Expenses

We have agreed to pay Chardan a cash fee equal to 5.0% of the gross proceeds received from the investor who purchased securities in the offering (the “Financing Fee”). We have also agreed to reimburse Chardan for actual and reasonable out-of-pocket expenses, including travel, legal fees and other expenses in connection with this offering, up to $2,500. We have also agreed to pay certain expenses, including legal fees, of the investor up to (i) $95,000 with respect to this offering and the initial closing of the Private Placement, and (ii) $25,000 with respect to the exercise of any Private Placement Warrant and the Second Closing. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $400,000.

Indemnification

We have agreed to indemnify Chardan and specified other persons against certain liabilities, including liabilities arising under the Securities Act, relating to or arising out of Chardan’s activities under the engagement letter and to contribute to payments that Chardan may be required to make in respect of such liabilities.

Lock-up Agreements and Issuance Restrictions

Pursuant to the Purchase Agreement, we have agreed, subject to limited exceptions, not to (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents until the 30th trading day after the Applicable Date (as defined below) or (2) file any registration statement other than as contemplated pursuant to the Registration Rights agreement entered into in connection with the Private Placement without the prior written consent of the Required Holder until the later of (i) the day we obtain the Nasdaq Approval and (ii) the earlier to occur of (A) the first date on which the resale registration statement to be filed pursuant to the Registration Rights Agreement is declared effective or (B) the first date on which all of the Registrable Securities, other than the Private Placement Warrant Shares, are eligible for resale pursuant to Rule 144 (the “Applicable Date”).

We have also agreed, subject to certain exceptions, so long as any shares of Series A Preferred Stock or Private Placement Warrants remain outstanding, from the period beginning on the date of the Purchase Agreement and ending on the 30th trading day after the Applicable Date not to (i) issue any shares of Series A Preferred Stock other than as contemplated by the Purchase Agreement and the Certificate of Designation, (ii) issue any other securities (other than certain securities) that would otherwise cause a breach or default under the Certificate of Designation, or (iii) issue any securities (other than certain securities) at an issuance price less than the lowest Floor Price then in effect.

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In addition, so long as any shares of Series A Preferred Stock remain outstanding, we have agreed not to (i) issue or sell any debt or equity securities (excluding certain securities as set forth in the Certificate of Designation) that are convertible into, exchangeable or exercisable for, or include the right to receive, additional common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

The Purchase Agreement will be included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Tail Period

Pursuant to the engagement letter, we have agreed that Chardan will be entitled to the Financing Fee for any transactions involving the investor (or its affiliates) with respect to which Chardan provided services set forth in the engagement letter that occurs within 36-months of the expiration or termination of the engagement letter. If a financing is consummated that results in a Financing Fee being payable, Chardan is also entitled to a financing fee with respect to any investments made by ATW within 36 months following expiration or termination of the engagement letter. The engagement letter terminates upon the earlier of (i) March 15, 2025 and (ii) the initial closing of this offering and the concurrent Private Placement, subject to earlier termination by either party immediately in the event of a material breach remains uncured for seven (7) days following notice by the non-breaching party.

Additional Relationships

In our underwritten offering that closed on June 22, 2023, Chardan served as an underwriter and was compensated as such in that capacity. In addition, we entered into the ChEF Purchase Agreement with Chardan on October 7, 2022 (the “ChEF Purchase Agreement”). Pursuant to, on the terms of, and subject to the satisfaction of the conditions in the ChEF Purchase Agreement, we have the right from time to time at our option to direct Chardan to purchase an amount of shares of common stock, up to a maximum aggregate purchase price of $150 million, over the term of the equity facility. As of February 26, 2025, we have sold 432,342 shares under the ChEF Equity Facility for aggregate net proceeds to us of $3,372,138.

From time to time, Chardan may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Chardan for any further services.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. The report also contains an explanatory paragraph regarding adjustments described in Note 15 of such report that were applied to revise the 2022 financial statements to correct an error. They were not engaged to audit, review or apply any procedures to the 2022 financial statements other than with respect to the adjustments.

The consolidated financial statements of Dragonfly Energy Holdings Corp. (the Company) as of December 31, 2022 and for the year then ended before the effects of the adjustments for the correction of the error described in Note 15 (not separately included or incorporated by reference in the Prospectus), have been audited by BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm. The adjustments to those consolidated financial statements to correct the error described in Note 15 have been audited by Marcum LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of BDO USA, LLP (n/k/a BDO USA, P.C.) solely with respect to those consolidated financial statements before the effects of the adjustments to correct the error described in Note 15, and (ii) the report of Marcum LLP solely with respect to the adjustments to those financial statements to correct the error described in Note 15, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, https://www.dragonflyenergy.com/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement, the accompanying prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) filed with the SEC on April 16, 2024, as amended on April 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 4, 2024, March 4, 2024, April 22, 2024, May 20, 2024, June 11, 2024, July 1, 2024, July 30, 2024, August 1, 2024, October 7, 2024, November 12, 2024, November 22, 2024, December 9, 2024, December 18, 2024, January 3, 2025, and February 5, 2025 (in each case, excluding any information deemed furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and

●	the description of the Common Stock of the Company contained in our Registration Statement on Form 8-A, filed on August 10, 2021 under Section 12(b) of the Exchange Act including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.10 to the Form 10-K.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any subsequent prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Dragonfly Energy Holdings Corp., Attn: Chief Executive Officer, 12915 Old Virginia Road, Reno, Nevada 89521. You may also direct any requests for documents to us by telephone at (775) 622-3448.

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BASE PROSPECTUS

Dragonfly Energy Holdings Corp.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $150,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock, par value $0.0001 per share, is currently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “DFLI” and our public warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW”. On November 9, 2023, the last reported sale price of our common stock was $0.716 per share. On November 9, 2023, the last reported sale price of our public warrants was $0.056. You are urged to obtain current market quotations of our common stock and public warrants. We have no preferred stock, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 3 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       2023.

Dragonfly Energy Holdings Corp. is referred to herein as “Dragonfly Energy,” “the Company,” “we,” “us,” and “our,” unless the context otherwise indicates.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

The Company

We are a manufacturer of non-toxic deep cycle lithium-ion batteries that are designed to displace lead acid batteries in a number of different storage applications and end markets including recreational vehicles, marine vessel, solar and off-grid residence industries, with disruptive solid-state cell technology currently under development. Our goal is to develop technology to deliver environmentally impactful solutions for energy storage to everyone globally. We believe that the innovative design of our lithium-ion batteries is ideally suited for the demands of modern customers who rely on consumer electronics, connected devices and smart appliances that require continuous, reliable electricity, regardless of location.

Since 2020, we have sold over 281,000 batteries. We currently offer a line of batteries across our “Battle Born” and “Dragonfly” brands, each differentiated by size, power and capacity, consisting of seven different models, four of which come with a heated option. We primarily sell “Battle Born” branded batteries directly to consumers and “Dragonfly” branded batteries to original equipment manufacturers.

We currently source the lithium iron phosphate cells incorporated into our batteries from a limited number of carefully selected suppliers that can meet our demanding quality standards and with whom we have developed long-term relationships.

To supplement our battery offerings, we also offer our line of proprietary Wakespeed alternator regulation products which are necessary to ensure that the alternator does not get unduly stressed during the current delivery to the batteries, and that the current delivery remains within the operating limits of the onboard battery bank. In addition to its own accessories, we are also a reseller of accessories for battery systems. These include chargers, inverters, monitors, controllers, solar panels and other system accessories from brands such as Victron Energy, Progressive Dynamics, REDARK, Rich Solar, and Sterling Power.

In addition to our conventional lithium iron phosphate (“LFP”) batteries, we are currently developing the next generation of LFP solid-state cells. Since our founding, we have been developing proprietary battery cell manufacturing processes and solid-state battery cell technology for which we have issued patents and pending patent applications, where appropriate. Solid-state lithium-ion technology eliminates the use of a liquid electrolyte, which addresses the residual heat and flammability issues arising from lithium-ion batteries.

The unique competitive advantage of our cell manufacturing process is highlighted by our dry deposition technology, which completely displaces the need for toxic solvents in the manufacturing process and allows for the rapid and scalable production of chemistry-agnostic cells. Additionally, our internal production of battery cells will streamline our supply chain, allowing us to vertically integrate our cells into our batteries, thereby lowering our production costs. In October 2023, we announced the successful dry deposition of anode and cathode electrodes at scale using our patented battery manufacturing process. We expect to begin producing LFP cells in the United States by the end of 2023.

The Business Combination

On October 7, 2022, Chardan NexTech 2 Acquisition Corp., a Delaware company (“CNTQ”), and Dragonfly Energy Corp., a Nevada corporation (“Legacy Dragonfly”) consummated the merger pursuant to the Agreement and Plan of Merger, dated as of May 15, 2022 (as amended, the “Business Combination Agreement”), by and among CNTQ, Bronco Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CNTQ (“Merger Sub”), and Legacy Dragonfly. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Dragonfly (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Legacy Dragonfly continuing as the surviving corporation in the Merger and as our wholly owned subsidiary. In connection with the Business Combination, we changed our name from “Chardan NexTech Acquisition 2 Corp.” to “Dragonfly Energy Holdings Corp.” Following the Business Combination, our business is the business of Legacy Dragonfly.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

Our address is 1190 Trademark Dr. #108, Reno, Nevada 89521, and our telephone number is (775) 622-3448. Our corporate website is: www.dragonflyenergy.com. The content of our website shall not be deemed incorporated by reference in this prospectus and you should not consider such information as part of this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for the repayment of all or a portion of our outstanding debt and for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
●	warrants to purchase shares of common stock or preferred stock;
●	debt securities;
●	subscription rights to purchase shares of common stock, preferred stock or debt securities; and
●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $150,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of the Nevada Revised Statutes, as amended (“NRS”), our Articles of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of our securities. Copies of our Articles of Incorporation and Bylaws are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023, as amended on May 1, 2023, and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capitalization

We have 175,000,000 shares of capital stock authorized under our Articles of Incorporation, which consists of 170,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with par value $0.0001 per share.

As of November 9, 2023 there were 59,550,812 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Redeemable Warrants

Public Warrants

On October 7, 2022, we issued public warrants to purchase 9,487,500 shares of our common stock (the “Public Warrants”). Each whole redeemable Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described below. The Public Warrants will expire on October 7, 2027 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Public Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full for the number of common stock purchased upon such exercise. As of November 9, 2023, Public Warrants to purchase up to 9,422,905 shares of our common stock were issued and outstanding.

The exercise price for the Public Warrants is subject to adjustment for stock splits or combinations, stock dividends and distributions, reclassifications, subdivisions, and other similar transactions. Pursuant to the Warrant Agreement (as defined below), a Public Warrant holder may exercise its warrants only for a whole number of shares of common stock. No fractional shares will be issued in connection with the exercise of a Public Warrant. In lieu of fractional shares, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Public Warrant holder.

If a registration statement registering under the Securities Act the issuance of the shares of common stock underlying the Public Warrants is not effective or available, the holder may, in its sole discretion, elect to exercise the Public Warrants for cash or on a cashless basis, and we will not be obligated to issue any shares to registered holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising registered holder, or an exemption from registration or qualification is available.

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We may call the Public Warrants for redemption in accordance with the terms summarized below:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;

●	if, and only if, the last sales price of our common stock equals or exceeds $16.00 per share for any ten (10) trading days within a 30-trading day period ending three business days before we send the notice of redemption; and

●	if, and only if, there is a current registration statement in effect with respect to the offer and sale of the shares of common stock underlying such Public Warrants at the time of redemption and for the entire 30-trading day period referred to above and continuing each day thereafter until the date of redemption.

We may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Public Warrants (i) is not exempt from registration or qualification under applicable state blue sky laws – we will use our best efforts to register or qualify such shares or (ii) we are unable to effect such registration or qualification. However, there may be instances in which registered holders of our public warrants may be unable to exercise such public warrants but registered holders of our Private Warrants, described below, may be able to exercise such Private Warrants.

In the event that we elect to redeem all of the Public Warrants, we will fix a date for the redemption, and a notice of redemption will then be mailed by first class mail, postage prepaid, not less than 30 days prior to the date fixed for redemption to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the foregoing manner will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Additionally, while we are required to provide such notice of redemption, we are not separately required to, and do not currently intend to, notify any holders of when the warrants become eligible for redemption.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.99% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

The Public Warrants have certain anti-dilution and adjustment rights upon certain events.

The Public Warrants are issued in registered form under the warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Public Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Warrants

On October 7, 2022, we issued warrants to purchase 4,627,858 shares of our common stock (the “Private Warrants”) to an affiliate of Chardan NexTech Investments 2 LLC (the “Sponsor”) in a private placement. The Private Warrants (including the common stock issuable upon their exercise of the Private Warrants) are not redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. As of November 9, 2023, Private Warrants to purchase up to 1,501,386 shares of our common stock were issued and outstanding.

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If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Private Warrants, multiplied by the difference between the exercise price of the Private Warrant warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Holders of our Private Warrants are entitled to certain registration rights. The Private Warrants purchased by Sponsor will not be exercisable on or after August 10, 2026, in accordance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g), as long as Sponsor or any of its related persons beneficially own the Private Warrants.

Penny Warrants

On October 7, 2022, we issued warrants to purchase 2,593,056 shares of our common stock at an exercise price of $0.01 per share (the “Penny Warrants”). The Penny Warrants have an exercise period of 10 years from the date of issuance. The Penny Warrants have specified weighted average anti-dilution protection against subsequent equity sales or distributions at below $10 per share, subject to customary exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of October 7, 2022, issuances pursuant to agreements in effect as of October 7, 2022 (provided such issuances are taken into account in the calculation of “on a fully diluted basis” as provided above), issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions, issuances in debt financings as equity kickers, issuances in public offerings and similar transactions. In addition, no anti-dilution adjustment will be made with respect to issuances of common stock pursuant to our $150 million equity facility with Chardan Capital Markets LLC (or replacement thereof) sold at a per share price above $5.00. The shares issued and issuable upon exercise of the Penny Warrants have customary registration rights requiring us to file and keep effective a resale registration statement registering the resale of the shares of common stock underlying the Penny Warrants.

As of November 9, 2023, Penny Warrants to purchase up to 597,834 shares of our common stock were issued and outstanding.

Investor Warrants

On June 22, 2023, we issued warrants to purchase 11,405,000 shares of our common stock at an exercise price of $2.00 per share (the “Investor Warrants”) in an underwritten public offering (the “June 2023 Offering”). The Investor Warrants expire on June 22, 2028 and were immediately exercisable upon issuable. In the event of certain fundamental transactions, holders of the Investor Warrants will have the right to receive the Black Scholes Value (as defined in the Investor Warrants) of their Investor Warrants calculated pursuant to the formula set forth in the Investor Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

As of November 9, 2023, Investor Warrants to purchase up to 11,131,900 shares of our common stock were issued and outstanding.

Underwriters’ Warrants

The 570,250 underwriters’ warrants issued in connection with our June 2023 Offering (the “Underwriters’ Warrants”) were exercisable upon issuance and will expire on June 20, 2028. The initial exercise price of the Underwriters’ Warrants is $2.50 per share. The Underwriters’ Warrants have substantially the same rights as the Investor Warrants. As of November 9, 2023, Underwriters’ Warrants to purchase up to 570,250 shares of our common stock were issued and outstanding.

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Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for our Public Warrants is Equiniti Trust Company, LLC.

Preferred Stock

Our Articles of Incorporation authorizes a total of 5,000,000 shares of preferred stock, par value $0.0001 per share.

Under the terms of our Articles of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Choice of Forum Provisions

Our Articles of Incorporation, in Article XI, includes a mandatory forum provision that, to the fullest extent permitted by law, and unless we consent in writing, the Second Judicial District Court, in and for the State of Nevada, located in Washoe County, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on our behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to the Company or our stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Anti-Takeover Effects of the Articles of Incorporation, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles of Incorporation, and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Combinations with Interested Stockholders

The “combinations with interested stockholders” provisions of Sections 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various business “combinations” with any person deemed to be an “interested stockholder” for a period of two years after the date that the person first become an interested stockholder, unless the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder, or the business combination is approved by the board of directors and thereafter is approved at a meeting of the corporation’s stockholders by the affirmative vote of at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder, its affiliates, and associates.

Following the expiration of the two-year period, the corporation is prohibited from engaging in business “combinations” with the interested stockholder, unless: (i) the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power of the corporation held by disinterested stockholders; or (iii) the aggregate amount of the consideration to be received in the business combination by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder is at least equal to the higher of: (a) the highest price per share paid by the interested stockholder, at a time when the interested stockholder was the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the corporation, for any common shares of the same class or series acquired by the interested stockholder within two years immediately before the date of announcement with respect to the combination or within two years immediately before, or in, the transaction in which the person became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that earliest date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that earliest date, and (b) the market value per common share on the date of the announcement of the business combination or on the date that the person first became an interested stockholder, whichever is higher, plus interest compounded annually from that date through the date of consummation at the rate for one-year obligations of the United States Treasury in effect on that date, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that date.

In general, an “interested stockholder” is any person who is (i) the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within two years immediately before the date in question was the direct or indirect beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Companies are entitled to opt out of the business combination provisions of the NRS. In our Articles of Incorporation, we have not opted out of the business combination provisions of NRS 78.411 to 78.444, inclusive.

Acquisition of Controlling Interests

Nevada law also protects the corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

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The restriction on acquisition of a controlling interest applies to corporations which have 200 or more stockholders of record (at least 100 of whom have had addresses in Nevada at all times during the 90 days immediately preceding the date of the acquisition) and conducts business in Nevada, unless the charter or bylaws of the corporation in effect on the tenth day after the acquisition of a controlling interest provide otherwise. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Once an acquirer crosses one of these thresholds by acquiring a controlling interest in the corporation, the shares which the acquirer acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest in the corporation become “control shares.” Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or a special meeting of such stockholders held upon the request and at the expense of the acquiring person, or, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and, provided that the proper procedure is adhered to, the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the charter or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Authorized Shares

Section 78.207 of the NRS provides that without any action by our shareholders, we may increase or decrease the number of authorized shares in a class or series of our shares and correspondingly effect a forward or reverse split of any class or series of the our shares (and change the par value thereof), so long as the action taken does not adversely change or alter any right or preference of our shareholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Common stock and Series A Preferred Stock have been established, and our board has authority to establish more than one series of preferred stock, and the different series shall have such relative rights and preferences, with such designations, as our board may by resolution provide. Issuance of such a new series could, depending upon the terms of the series, delay, defer, or prevent a change of control of our Company.

Stockholder Action by Written Consent

Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the charter provides otherwise. Our Articles of Incorporation preclude stockholder action by written consent.

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Number of Directors; Vacancies; Removal

Our Bylaws provide that our board may fix the number of directors at no less than one. Any vacancy on our board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of our board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum. A director chosen to fill a position resulting from an increase in the number of directors shall hold office for a term that coincides with the remaining term of that class of director.

The NRS requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause. The articles of incorporation may provide for a higher voting threshold but not a lower one.

Our Bylaws provide that any director or directors of the corporation, except those elected by the holders of any series or class of preferred stock provided for or fixed pursuant to the provisions of Article V of the Articles of Incorporation, may be removed from office at any time, but only for cause, by the vote or written consent of stockholders representing not less than 66 2/3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting together as a single class.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations at the annual meeting of stockholders.

Approval for Amendment of Articles of Incorporation and Bylaws

Our Articles of Incorporation further provides that the affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, is required to amend or repeal certain provisions of our Articles of Incorporation, including provisions relating to the size of the board, removal of directors, special meetings and actions by written consent. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, is required to adopt, amend, alter or repeal our Bylaws, although our Bylaws may be adopted, amended, altered or repealed by a majority vote of the board of directors, assuming no vacancies.

Stock Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “DFLI” and our Public Warrants are currently listed on the Nasdaq Capital Market under the symbol “DFLIW”.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

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We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Dragonfly Energy Holdings Corp. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our future subsidiaries, if any, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

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Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

1.	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

2.	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

3.	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

4.	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,
(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or
(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

5.	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,
(B)	consent to the entry of an order for relief against us in an involuntary case,
(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or
(D)	make a general assignment for the benefit of our creditors; or

6.	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

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“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

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Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

●	the procedures and conditions relating to the exercise of the warrants;

●	the number of shares of our common or preferred stock, if any, issued with the warrants;

●	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

●	the offering price of the warrants, if any;

●	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	anti-dilution provisions of the warrants, if any;

●	call provisions of the warrants, if any; and

●	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity securities or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our equity securities or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our equity securities and debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security, and to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of Nasdaq or the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

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Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

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Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription right’s offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada and Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.dragonflyenergy.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Dragonfly Energy Holdings Corp.

Attn: Denis Phares, Chairman of the Board, President, Secretary,

Chief Executive Officer and Interim Chief Financial Officer

1190 Trademark Drive, #108

Reno, Nevada 89521

Tel: (775) 622-3488

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 17, 2023, as amended on May 1, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as filed with the SEC on May 15, 2023, August 21, 2023 and November 14, 2023, respectively;

●	our Current Reports on Form 8-K as filed with the SEC on March 2, 2023, March 9, 2023, March 10, 2023, March 29, 2023, March 31, 2023, May 1, 2023 and June 21, 2023;

●	the description of our common stock and Warrants contained in our Registration Statement on Form 8-A filed with the SEC on August 10, 2021 under Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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180 Shares of Series A Convertible Preferred Stock

Up to 1,800,000 Shares of Common Stock underlying 180 Shares of Series A Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Chardan Capital Markets, LLC

February 26, 2025